Exhibit 99.1
BRC Inc. Reports First Quarter 2022 Financial Results
Net Revenue Increases 35% in Q1 2022 to $66 million
More Than Doubles Ready to Drink (RTD) Capacity To Support Demand
Solidifies C-Suite with Hiring of Industry Veterans as Chief Retail Officer and Chief Technology Officer
SALT LAKE CITY, Utah – May 12, 2022 – BRC Inc. (NYSE: BRCC), a rapidly growing and mission-driven premium coffee company founded to support Veterans, active-duty military, first responders and serve a broad customer base by connecting consumers with great coffee and a unique brand experience, today announced financial results for the first quarter of fiscal year 2022.

“The first quarter of 2022 was another milestone on our journey as a newly public company. The strength of our brand continues to drive robust operating performance. In the quarter, RTD beverages gained materially more distribution coupled with strong velocities and our Outposts continue to grow as we expand in new and existing geographies~~,~~” said BRCC Founder and Chief Executive Officer Evan Hafer. “Our team is committed to Black Rifle Coffee’s success, and we are so grateful for the support of our loyal and growing community. We've continued to bolster our leadership team, bringing on industry leaders like Chief Retail Officer Heath Nielsen, formerly of Starbucks, and Chief Technology Officer Chris Clark, formerly of Levi's. Adding these senior leaders reflects our commitment to invest in leadership talent as the foundation of our growth plans."

“The work we do to support veterans, active-duty military, and first responders motivates and inspires the entire BRCC team. For example, we recently hosted the Veterans Adaptive Archery Shoot in San Antonio. We had over 70 participants with over 20 of those being military veterans physically altered by war. Watching the veteran adaptive athletes compete on the course and share a laugh or a fist bump with other competitors was a reminder of why Black Rifle exists in the first place.”
First Quarter 2022 Financial Details
•Net revenue of $65.8 million, an increase of 35% year-over-year
•Gross profit increased 18% year-over-year to $23.2 million or 35% of net revenue
•Net loss of $(256.8) million (including $240.7 million of expense for non-cash fair value adjustments)
•Adjusted EBITDA (non-GAAP) of $(6.2) million
First Quarter 2022 Results
First quarter 2022 revenue increased 35% to $65.8 million from $48.8 million in the first quarter of 2021. Direct to Consumer revenue was $38.3 million during the first quarters of both 2022 and 2021. Wholesale revenue increased 135% to $22.0 million from $9.4 million in the first quarter of 2021.Outpost revenue increased 397% to $5.5 million from $1.1 million in the first quarter of 2021. The wholesale channel performance was primarily driven by growth in our RTD product and expanding partnerships in our wholesale channel. The Outpost channel performance was driven by an increase in our company-owned store count, which increased to 9 in the first quarter of 2022 from 1 company-owned outpost in the first quarter of 2021.
Gross profit increased 18% to $23.2 million from $19.6 million in the first quarter of 2021. Gross margins decreased 499 basis points to 35% from 40% for the first quarter of 2021. The decrease in gross margin was driven by increases in the cost of coffee and RTD as well as a continued shift in our product mix, as our RTD has a higher product cost and lower gross margin as compared to coffee.

Marketing expenses increased 24% to $8.2 million from $6.6 million in the first quarter of 2021. This increase was driven by a focused investment in our brand partnerships, such as Travis Pastrana and Bucky Lasek, to drive further brand awareness, partially offset by more efficient ad spend. As a percentage of revenue, marketing decreased 107 bps to 12% versus 13% in the first quarter of 2021.
Salaries, wages and benefits increased 106% to $16.0 million from $7.8 million in the first quarter of 2021. Increase in salaries, wages, and benefits are primarily due to increased employee headcount to support our significant sales growth across multiple channels. We added 708 employees since the first quarter of 2021 with 438 of those employees working in our Outposts. As a percentage of revenue, salaries, wages and benefits increased 839 basis points to 24% as compared to 16% for the first quarter of 2021.
General and administrative ("G&A") expenses increased 208% to $14.9 million from $4.8 million in the first quarter of 2021. This increase is primarily related to consulting and other expenses to support our strategic growth and productivity initiatives as well as additional support to operate as a publicly traded company. As a percentage of revenue, G&A increased 1,270 basis points to 23% compared to 10% in the first quarter of 2021.
In the first quarter of 2022, we also recognized losses from the change in fair value of earn-out liabilities, warrants and derivative liabilities. The losses recorded for the first quarter of 2022 represent the following:
–Upon the occurrence of the vesting of the first portion of our earn-out shares in March 2022, the earn-out liability was remeasured to the fair value and a realized loss of $60 million was recorded. In conjunction, the earn-out liability for the final portion of our earn-out shares was also remeasured at the reporting date and we recorded a loss of $111.1 million. This change in fair value of the earn-out liabilities was primarily a result of the increase of the closing price of our Class A Common Stock at the reporting date.
–We also remeasured the warrant liability at the reporting date and recognized a fair value of $98.6 million versus $36.5 million at the closing date of our business combination. This change in fair value on the warrant liabilities was primarily a result of the increase of the closing price of our Class A Common Stock at the reporting date.
–Lastly, we also remeasured the derivative liability relating to the shares issuable in connection with the applicable premium on the Series A Preferred Stock at the reporting date. This was remeasured to a fair value of $17.2 million versus $9.7 million at the closing of the business combination. This change in fair value on the derivative liabilities was primarily a result of the increase of the closing price of our Class A Common Stock at the reporting date.
Net loss for the first quarter of 2022 was $(256.8) million and Adjusted EBITDA was $(6.2) million. This compares to net income of $0.1 million and Adjusted EBITDA of $2.3 million in the first quarter of 2021.
Conference Call
A conference call to discuss the Company’s first quarter results is scheduled for May 12, 2022, at 8:00 a.m. ET. Those who wish to participate in the call may do so by dialing (877) 407-0609 or (201) 689-8541 for international callers. A webcast of the call will be available on the investor relations page of the Company’s website at Black Rifle Coffee Company (BRCC). For those unable to participate in the conference call, a replay will be available after the conclusion of the call on May 12, 2022 through May 19, 2022. The U.S. toll-free replay dial-in number is (877) 660-6853, and the international replay dial-in number is (201) 612-7415. The replay passcode is 13729159.

About BRC Inc.
Black Rifle Coffee Company (BRCC) is a veteran-founded coffee company serving premium coffee to people who love America. Founded in 2014 by Green Beret Evan Hafer, Black Rifle develops their explosive roast profiles with the same mission focus they learned while serving in the military. BRCC is committed to supporting veterans, active-duty military, first responders and the American way of life.
To learn more about BRCC, visit www.blackriflecoffee.com, follow BRCC on social media, or subscribe to Coffee or Die Magazine's daily newsletter at https://coffeeordie.com/presscheck-signup.
Forward-Looking Statements
This press release contains management’s current intentions and expectations for the future, all of which are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual results may differ materially due to various factors. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including failure to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees; negative publicity impacting our brand and reputation, which may adversely impact our operating results; failure by us to maintain our message as a supportive member of the veteran and military communities and any other factors which may negatively impact the perception of our brand; our limited operating history, which may make it difficult to successfully execute our strategic initiatives and accurately evaluate future risks and challenges; failed marketing campaigns, which may cause us to incur costs without attracting new customers or realizing higher revenue; failure to attract new customers or retain existing customers; risks related to the use of social media platforms, including dependence on third-party platforms; failure to provide high-quality customer experience, which may impact our brand; decrease in success of the direct to consumer revenue channel; loss of one or more of co-manufacturers; failure to effectively manage or distribute our products through our wholesale business partners; failure by third parties involved in the supply chain of coffee, store supplies or merchandise to produce or deliver products; changes in the market for high-quality Arabica coffee beans and other commodities; fluctuations in costs and availability of real estate, labor, raw materials, equipment, transportation or shipping; loss of confidential data from customers and employees, which may subject us to litigation, liability or reputational damage; failure to successfully compete with other producers and retailers of coffee; failure to successfully open new retail coffee shops; failure to properly manage our rapid growth and relationships with various business partners; failure to protect against software or hardware vulnerabilities; failure to build brand recognition using our intellectual properties; shifts in consumer spending, lack of interest in new products or changes in brand perception upon evolving consumer preferences and tastes; failure to adequately maintain food safety or quality and comply with food safety regulations; failure to successfully integrate into new domestic and international markets; risks related to leasing space subject to long-term non-cancelable leases and with respect to real property; failure of our franchise partners to successfully manage their franchise; failure to raise additional capital to develop the business; risks related to the COVID-19 pandemic, including supply chain disruptions; the loss of one or more of our executive officers and other key employees; failure to hire and retain qualified employees; failure to meet our goal of hiring 10,000 veterans; risks related to unionization of employees; failure to comply with federal state and local laws and regulations; resales from time to time of a significant portion of our shares held by selling holders; and inability to maintain the listing of our Class A Common Stock on the New York Stock Exchange. For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the Company's documents filed or to be filed with the Securities and Exchange Commission (the "SEC"), including our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, to be filed with the SEC, and our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 16, 2022. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
Investor Contact
Tanner Doss: IR@BlackRifleCoffee.com
ICR for BRCC: BlackrifleIR@icrinc.com
Media Contact
TrailRunner International for BRCC: Pat Shortridge, (651) 491-6764; pats@trailrunnerint.com

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts, unaudited)

	Three Months Ended
	March 31,	March 31,
	2022	2021
Revenue, net	$65,836	$48,790
Cost of goods sold	42,623	29,152
Gross profit	23,213	19,638
Operating expenses
Marketing and advertising	8,151	6,551
Salaries, wages and benefits	16,018	7,778
General and administrative	14,887	4,838
Total operating expenses	39,056	19,167
Operating income (loss)	(15,843)	471
Non-operating income (expense)
Interest expense	(490)	(294)
Other income (expense), net	348	8
Change in fair value of earn-out liability	(171,098)	—
Change in fair value of warrant liability	(62,109)	—
Change in fair value of derivative liability	(7,507)	—
Total non-operating expenses	(240,856)	(286)
Income (loss) before income taxes	(256,699)	185
Income tax expense	128	36
Net income (loss)	$(256,827)	$149
Less: Net loss attributable to non-controlling interest	(193,906)
Net loss attributable to BRC Inc.	$(62,921)

Net loss per share attributable to Class A Common Stock(1)
Basic and diluted	$(1.36)
Weighted-average shares of Class A common stock outstanding
Basic and diluted	44,254,837

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$110,102	$18,334
Accounts receivable, net	13,418	7,442
Inventories	25,857	20,872
Prepaid expenses and other current assets	11,473	6,377
Total current assets	$160,850	$53,025
Property, plant and equipment, net	34,341	31,114
Operating lease, right-of-use asset	7,340	—
Identifiable intangibles, net	251	167
Restricted cash	8,265	—
Other	795	2,776
Total assets	$211,842	$87,082

Liabilities and stockholders' deficit/members’ deficit
Current liabilities:
Accounts payable	$6,427	$17,387
Accrued liabilities	25,387	22,233
Deferred revenue and gift card liability	7,768	7,334
Current maturities of long-term debt, net	2,867	11,979
Current operating lease liability	432	—
Current maturities of finance lease obligations	100	85
Total current liabilities	$42,981	$59,018
Non-current liabilities:
Long-term debt, net	$15,777	$22,712
Finance lease obligations, net of current maturities	273	228
Operating lease liability	7,037	—
Earn-out liability	217,404	—
Warrant liability	98,593	—
Derivative liability	17,248	—
Other non-current liabilities	482	334
Total non-current liabilities	$356,814	$23,274
Total liabilities	$399,795	$82,292
Commitments and Contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	$—	$—
Class A common stock, $0.0001, 2,500,000,000 shares authorized; 44,703,936 shares issued and outstanding	4	—
Class B common stock, $0.0001 par value, 300,000,000 shares authorized; 149,032,886 shares issued and outstanding	15	—
Series C common stock, $0.0001 par value, 1,500,000 shares authorized; 694,063 shares issued and outstanding	—	—
Series A preferred equity, less issuance costs (151,406 units authorized, issued and outstanding as of December 31, 2021)	—	154,281
Additional paid in capital	38,814	—
Accumulated deficit	(83,748)	(19,996)
Members’ deficit (18,769 Class A units and 73,890 Class B units authorized, issued and outstanding as of December 31, 2021 )	—	(129,495)
Total BRC Inc.'s stockholders' deficit/members' deficit	$(44,915)	$(149,491)
Non-controlling interests	(143,038)	—
Total stockholders' deficit/members'deficit	$(187,953)	$(149,491)
Total liabilities and stockholders' deficit/members' deficit	$211,842	$87,082

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income (loss)	$(256,827)	$149
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	989	499
Equity-based compensation	2,259	317
Non-employee equity-based compensation	355	368
Amortization of debt issuance costs	243	42
Bad debt expense (recovery)	—	(51)
Change in fair value of earn-out liability	171,098	—
Change in fair value of warrant liability	62,109	—
Change in fair value of derivative liability	7,507	—
Changes in operating assets and liabilities:
Accounts receivable, net	(5,976)	(300)
Inventories	(4,985)	(4,266)
Prepaid expenses and other assets	(5,193)	(1,629)
Accounts payable	(10,960)	(247)
Accrued liabilities	6,174	(911)
Deferred revenue and gift card liability	434	340
Other liabilities	148	—
Net cash used in operating activities	$(32,625)	$(5,689)
Investing activities
Purchases of property, plant and equipment	$(4,207)	$(2,024)
Net cash used in investing activities	$(4,207)	$(2,024)
Financing activities
Proceeds from issuance of long-term debt, net of cash paid for debt issuance costs of $3 as of March 31, 2022 and $338 as of December 31, 2021	$5,285	$707
Repayment of long-term debt	(23,174)	(267)
Financing lease obligations	60	(119)
Distribution and redemption of Series A preferred equity	(127,853)	—
Proceeds from Business Combination, including PIPE investment	337,957	—
Payment of Business Combination costs	(31,638)	—
Redemption of Class A and Class B units	(20,145)	—
Redemption of incentive units	(3,627)	—
Net cash provided by financing activities	$136,865	$321
Net increase (decrease) in cash, cash equivalents, and restricted cash	$100,033	$(7,392)
Beginning cash, cash equivalents, and restricted cash	18,334	35,632
Ending cash, cash equivalents, and restricted cash	$118,367	$28,240

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Amounts in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Non-cash operating activities
Recognition of right-of-use operating lease assets	$7,560	$—

Non-cash investing and financing activities
Recognition of earn-out liabilities	$218,679.00	$—
Recognition of warrant liabilities	36,484	—
Recognition of derivative liability	9,741	—
Series A preferred exchange for PIPE shares	26,203	—
Series A preferred equity amortization	5,390	2,612
Accrued capital expenditures	1,171	287

Supplemental cash flow information
Cash paid for income taxes	$218	$28
Cash paid for interest	$377	$178

KEY OPERATING AND FINANCIAL METRICS
(unaudited)

Revenue by Sales Channel
(Amounts in Thousands)
	Three Months Ended
	March 31,	March 31,
	2022	2021
Direct to Consumer	$38,332	$38,323
Wholesale	21,955	9,351
Outpost	5,549	1,116
Total Net Revenue	$65,836	$48,790

Key Operational Metrics
	Three Months Ended
	March 31,	March 31,
	2022	2021
DTC Subscribers	295,900	265,800
Wholesale Doors	3,640	1,350
RTD Doors	47,100	24,100
Outpost	18	4
Company-owned Stores	9	1
Franchise stores	9	3

Common Stock Activity
	Class A Common Stock	Class B Common Stock	Class C Common Stock
February 9, 2022	44,009,874	139,106,323	1,388,125
First Tier Vesting Event	694,062	9,926,563	(694,062)
Second Tier Vesting Event	694,063	9,926,562	(694,063)
Warrant Redemption	6,376,346	—	—
Applicable Premium shares	6,196	820,310	—
May 12, 2022	51,780,541	159,779,758	—

Non-GAAP Financial Measures
To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with GAAP and certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP financial measures we use and refer to should not be viewed as a substitute for performance measures derived in accordance with GAAP or as a substitute for a measure of liquidity. Our definitions of EBITDA and Adjusted EBITDA described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies. We define EBITDA as net income (loss) before interest, state income taxes, depreciation and amortization expense. We define Adjusted EBITDA as EBITDA, excluding certain non-cash fair value adjustments, as adjusted for equity-based compensation, system implementation costs, transaction expenses, executive recruiting, severance and sign-on bonus, outpost pre-opening expenses and strategic initiative related costs. When used in conjunction with GAAP financial measures, we believe that EBITDA and Adjusted EBITDA are useful supplemental measures of operating performance because it facilitates comparisons of historical performance by excluding non-cash items such as equity-based payments and other amounts not directly attributable to our primary operations, such as the impact of system implementation, acquisitions, disposals, executive searches, executive severance, non-routine investigations, litigation and settlements. Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts. EBITDA and Adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are (i) they do not reflect changes in, or cash requirements for, our working capital needs, (ii) they not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt, (iii) they do not reflect our tax expense or the cash requirements to pay our taxes, (iv) they do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments, (v) although equity-based compensation expenses are non-cash charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future and (vi) although depreciation, amortization and impairments are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and these non-GAAP measures do not reflect any cash requirements for such replacements.

A reconciliation of net income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA is set forth below:

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Amounts in Thousands)
	Three Months Ended
	March 31,	March 31,
	2022	2021
Net income (loss)	$(256,827)	$149
Interest expense	490	294
Tax expense	128	36
Depreciation and amortization	989	499
EBITDA	$(255,220)	$978

Non-cash fair value adjustments
Change in fair value of earn-out liability expense(1)	171,098	—
Change in fair value of warrant liability expense(2)	62,109	—
Change in fair value of derivative liability(3)	7,507	—
EBITDA, excluding non-cash fair value adjustments	(14,506)	978
Equity-based compensation(4)	2,614	685
System implementation costs(5)	252	206
Transaction expenses(6)	983	—
Executive recruiting, severance and sign-on bonus(7)	806	326
Outpost pre-opening expenses(8)	95	84
Strategic initiative related costs(9)	3,550	—
Adjusted EBITDA	$(6,206)	$2,279
(1)Represents non-cash expense recognized to remeasure the earn-out liability to fair value as of March 31, 2022. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(2)Represents non-cash expense recognized to remeasure the warrant liability to fair value as of March 31, 2022. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(3)Represents non-cash expense recognized to remeasure the derivative liability to fair value as of March 31, 2022. The change in fair value was a result of the increase of the closing price of our publicly traded common stock subsequent to the closing of our business combination.
(4)Represents the non-cash expense of our equity-based compensation arrangements for employees, directors, consultants and wholesale channel partner.
(5)Represents costs associated with the implementation of our enterprise-wide resource planning (ERP) system.
(6)Represents expenses related to becoming a public company such as public company readiness, consulting and other fees that are not related to core operations.
(7)Represents nonrecurring payments made for executive recruitment and severance.
(8)Represent costs incurred prior to the opening of an Outpost including labor, rent and utilities, travel and lodging costs, legal fees and training expenses.
(9)Represents third-party consulting costs related to the planning and execution of our growth and productivity strategic initiative.